EXHIBIT 5.1

January 30, 2008

Constellation Energy Partners LLC
111 Market Place
Baltimore, Maryland 21202

Ladies and Gentlemen:

We have acted as special counsel to Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), CEP Mid-Continent LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“CEP Mid-Con”), Northeast Shelf Energy, L.L.C., an Oklahoma limited liability company and wholly owned subsidiary of the Company ( “Northeast Shelf”), Mid-Continent Oilfield Supply, L.L.C., an Oklahoma limited liability company and wholly owned subsidiary of the Company (“MCOS”), Robinson’s Bend Marketing II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RB Marketing”), Robinson’s Bend Operating II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RB Operating”), and Robinson’s Bend Production II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RB Production” and together with CEP Mid-Con, Northeast Shelf, MCOS, RB Marketing and RB Operating, the “Guarantors” and collectively with the Company, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 30, 2008. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectuses contained therein (collectively, the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing Class B limited liability company interests in the Company by the Company (the “Primary Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Company, (iii) guarantees with respect to the Debt Securities (the “Guarantees”) by some or all of the Guarantors and (iv) up to 5,918,894 common units representing Class B limited liability company interests in the Company (the "Secondary Common Units") by the selling unitholder named in the prospectus. The Primary Common Units, the Debt Securities and the Guarantees are referred to herein collectively as the “Securities.” The Registration Statement provides that the aggregate initial public offering price of the Securities will not exceed $1,000,000,000. The Securities and the Secondary Common Units will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplements. The Primary Common Units and the Secondary Common Units are referred to herein collectively as the "Common Units". All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the Indentures (as defined below), as the case may be.

Constellation Energy Partners LLC
January 30, 2008

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities, in the form filed as Exhibit 4.1 to the Registration Statement, between the Company and the trustee (the “Senior Indenture”), or (ii) an indenture governing subordinated debt securities, in the form filed as Exhibit 4.2 to the Registration Statement, between the Company and the trustee (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”). The Guarantees, if any, with respect to any series of Debt Securities issued under either of the Indentures, will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, among the Company, each guarantor providing a Guarantee of the Debt Securities of such series and the trustee under such indenture.

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Formation and Second Amended and Restated Operating Agreement (the “LLC Agreement”) of the Company, in each case as amended to date;

(ii) the Certificate of Formation and Operating Agreement of CEP Mid-Con, in each case as amended to date;

(iii) the Articles of Organization and Amended and Restated Operating Agreement of Northeast Shelf, in each case as amended to date;

(iv) the Articles of Organization and Amended and Restated Operating Agreement of MCOS, in each case as amended to date;

(v) the Certificate of Formation and Amended and Restated Operating Agreement of RB Marketing, in each case as amended to date;

(vi)  the Certificate of Formation and Amended and Restated Operating Agreement of RB Operating, in each case as amended to date;

(vi) the Certificate of Formation and Amended and Restated Operating Agreement of RB Production, in each case as amended to date;

(vii) a specimen of the certificate representing the Common Units;

(viii)  the Registration Statement;

(ix) the Prospectus;

(x) the forms of the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

(xi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Constellation Energy Partners LLC
January 30, 2008

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Registrants, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities and the Secondary Common Units, we have assumed that:

(i) the Certificate of Formation and LLC Agreement of the Company, the Certificate of Formation and Operating Agreement of CEP Mid-Con, the Articles of Organization and Amended and Restated Operating Agreement of Northeast Shelf, the Articles of Organization and Amended and Restated Operating Agreement of MCOS, the Certificate of Formation and Amended and Restated Operating Agreement of RB Marketing, the Certificate of Formation and Amended and Restated Operating Agreement of RB Operating and the Certificate of Formation and Amended and Restated Operating Agreement of RB Production, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii)  the consideration paid for any Primary Common Units will comply with Article V of the LLC Agreement;

(iii) that the certificates for the Common Units conform to the specimens thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(iv) any supplemental indenture to either of the Indentures and any resolution of the board of managers and/or any officers’ certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of managers and/or officers’ certificate; and

Constellation Energy Partners LLC
January 30, 2008

(v) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance of the applicable Registrant’s obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indentures with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Certificate of Formation and LLC Agreement of the Company, the Certificate of Formation and Operating Agreement of CEP-Mid-Con, the Articles of Organization and Amended and Restated Operating Agreement of Northeast Shelf, the Articles of Organization and Amended and Restated Operating Agreement of MCOS, the Certificate of Formation and Amended and Restated Operating Agreement of RB Marketing, the Certificate of Formation and Amended and Restated Operating Agreement of RB Operating and the Certificate of Formation and Amended and Restated Operating Agreement of RB Production, each as amended to date, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of managers of the Company and the boards of directors of CEP Mid-Con, Northeast Shelf, MCOS, RB Marketing, RB Operating, RB Production, as applicable, and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Primary Common Units, when (a) the Company has taken all necessary action to approve the issuance of such Primary Common Units, the terms of the offering thereof and related matters and (b) such Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Primary Common Units will be validly issued, fully paid (to the extent required under the LLC Agreement) and nonassessable, except as such nonassessability may be affected by (i) the matters described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors—Risks Related to Our Structure—Unitholders may have liability to repay distributions.” and (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

2. With respect to the Secondary Common Units, such Secondary Common Units have been validly issued and fully paid (to the extent required under the LLC Agreement) and are nonassessable, except as such nonassessability may be affected by (i) the matters described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors—Risks Related to Our Structure—Unitholders may have liability to repay distributions.” and (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

Constellation Energy Partners LLC
January 30, 2008

3. With respect to any series of Debt Securities to be issued under either of the Indentures, when (a) such Indenture, has been duly authorized and validly executed and delivered by the Company and by the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture, has been duly authorized and validly executed and delivered by the Company, and any guarantors, as applicable, and by the trustee under such Indenture, or the applicable resolution of the board of managers has been duly authorized and validly executed and delivered by the Company, or the applicable officers’ certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (d) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Company.

4. With respect to the Guarantees of any series of Debt Securities to be issued by the Guarantors under either of the Indentures, when (a) the Company and the applicable Guarantors have taken all necessary limited liability company action to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which the applicable Guarantors agree to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by the Company, the applicable Guarantors and the trustee under such indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company (on behalf of the applicable Guarantors), upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantors.

Our opinions in paragraphs 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

With respect to our opinions expressed above as they relate to Debt Securities and the Guarantees or other obligations of the Registrants, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

Constellation Energy Partners LLC
January 30, 2008

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act. In rendering the foregoing opinions, we have relied on the opinion of the law firm of Hall Estill for matters involving Oklahoma law with respect to certain of the Subsidiary Guarantors, a copy of which is filed as Exhibit 5.2 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP